SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. ___)

Filed by the registrant [X]
Filed by a party other than the registrant [  ]

Check the appropriate box:
[ ] Preliminary Proxy Statement      [ ] Confidential, for use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

                                NCRIC Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

    (2)  Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)  Proposed maximum aggregate value of transaction:

    (5)  Total fee paid:

[ ] Fee paid previously with preliminary materials:
[ ] Check  box  if  any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)  Amount previously paid:

    (2)  Form, Schedule or Registration Statement No.:

    (3)  Filing Party:

    (4)  Date Filed:

                         [NCRIC Group, Inc. Letterhead]

November 23, 1999

Dear Stockholder:

         On behalf of the Board of Directors of NCRIC Group, Inc., I cordially invite you to attend the Annual Meeting of Stockholders to be held at The Washington Monarch Hotel, 2401 M Street, N.W., Washington, D.C., on December 14, 1999, at 4:30 p.m. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, I will report on the operations of NCRIC Group and its subsidiaries.

         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE AS PROMPTLY AS POSSIBLE. This will not prevent you from voting in person at the meeting, but will assure that your vote is counted if you are unable to attend the meeting.

                                                     Sincerely,


                                                     /s/ R. Ray Pate, Jr.
                                                     --------------------
                                                     R. Ray Pate, Jr.
                                                     President

                                NCRIC Group, Inc.
                             1115 30th Street, N.W.
                             Washington, D.C. 20007

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 14, 1999

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of NCRIC Group, Inc. will be held at The Washington Monarch Hotel, 2401 M Street, N.W., Washington, D.C. on December 14, 1999, at 4:30 p.m. for the following purposes:

1.   To elect three directors; and

2. To transact any other business as may properly come before the meeting and any adjournments.

Stockholders of record at the close of business on November 17, 1999 are entitled to vote at the meeting and any adjournments.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE.

                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    /s/ William E. Burgess
                                    ----------------------
                                    William E. Burgess
                                    Secretary

Washington, D.C.
November 23, 1999

                                 PROXY STATEMENT
                                       of
                                NCRIC Group, Inc.
                             1115 30th Street, N.W.
                             Washington, D.C. 20007

                         ANNUAL MEETING OF STOCKHOLDERS
                                December 14, 1999

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of NCRIC Group, Inc. to be used at the Annual Meeting of Stockholders of NCRIC Group, at The Washington Monarch Hotel, 2401 M Street, N.W., Washington, D.C., December 14, 1999, at 4:30 p.m. local time. The attached Notice of Annual Meeting of Stockholders and this Proxy Statement are being first mailed to stockholders on or about November 23, 1999.

     If the enclosed proxy card is properly signed and returned, your shares will be voted on all matters that properly come before the meeting for a vote. Your proxy may be revoked at any time prior to being voted by: (1) filing with the secretary of NCRIC Group written notice of revocation, (2) submitting a duly executed proxy card bearing a later date, or (3) attending the meeting and giving the Secretary notice of your intention to vote in person.

                     VOTING SECURITIES AND PRINCIPAL HOLDERS

     Stockholders of record as of the close of business on November 17, 1999 are entitled to one vote for each share of common stock of NCRIC Group then held. As of the record date, NCRIC Group had 3,742,855 shares of common stock outstanding. The presence in person or by proxy of at least one-third of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the meeting.

     The proxy card being provided by the Board enables a stockholder to vote for the election of the nominees proposed by the Board, or to withhold authority to vote for one or more of the nominees being proposed. Directors are elected by a plurality of votes of the shares present in person or represented by proxy at a meeting and entitled to vote in the election of directors.

         The following table sets forth, as of the record date, the only person or group who, to the knowledge of NCRIC Group's management, owns more than 5% of NCRIC Group's outstanding shares and the ownership of all executive officers and directors of NCRIC Group as a group:

                                          Amount and Nature
                                                 of                         Percent of Shares of
         Beneficial Owners               Beneficial Ownership              Common Stock Outstanding

NCRIC, A Mutual Holding Company              2,220,000 (a)                          59.3%
1115 30th Street, N.W.
Washington, D.C.  20007

All directors and executive                    125,733 (b)                           3.4%
officers of NCRIC Group as a group
(13 persons)

(a) The shares are held of record by NCRIC Holdings, Inc., a wholly owned subsidiary of NCRIC, A Mutual Holding Company. The members of NCRIC, A Mutual Holding Company are persons insured by NCRIC, Inc., a wholly owned subsidiary of NCRIC Group, Inc.

(b) Includes shares held directly and by spouses or minor children and in trust and other indirect ownership, as well as shares owned under NCRIC, Inc.'s 401(k) plan.

                  INFORMATION CONCERNING NOMINEES FOR DIRECTOR

                       AND DIRECTORS CONTINUING IN OFFICE

Election of Directors

         The Board of Directors is divided into three classes, each of which contains approximately one-third of the members of the Board. The directors are elected by the stockholders of NCRIC Group for staggered three-year terms, or until their successors are elected and qualified. The Board currently consists of ten members. Three directors will be elected at the meeting to serve for a three-year term or until their successors have been elected and qualified.

     NCRIC Holdings, Inc. has indicated its intention to vote in favor of the nominees named in this Proxy Statement. The vote of NCRIC Holdings, Inc. by itself is sufficient to elect these nominees.

     It is intended that the persons named in the proxies solicited by the Board will vote for the election of the named nominees. If a nominee is unable to serve, the shares represented by valid proxies will be voted for the election of such substitute as the Board may recommend.

     The following table sets forth information concerning the nominees and the directors continuing in office:

                                                                                            Shares of
                                                                                           Common Stock
                                                                                           Beneficially
                                                  Year First          Current Term         Owned as of
     Name and Title                   Age         Elected (a)           to Expire          November 1, 1999 (b) (c)
                    Board Nominees for Term to Expire in 2002

Vincent C. Burke, III                  48          1998                   1999                   300
Director
Pamela W. Coleman, M.D.                43          1989                   1999                 6,751
Director
J. Paul McNamara                       50          1998                   1999                17,505
Director
                         Directors Continuing in Office
Leonard M. Glassman, M.D.              53          1993                   2000                15,000
Director
R. Ray Pate, Jr.                       39          1998                   2000                23,101
President and Director
Raymond Scalettar, M.D.                70          1980                   2000                 3,572
Director
David M. Seitzman, M.D.                70          1980                   2000                 3,575
Director
Charles H. Epps, Jr., M.D.             69          1980                   2001                 3,000
Director
Leonard Parver, M.D.                   55          1998                   2001                 7,142
Director
Nelson P. Trujillo, M.D.               61          1980                   2001                28,570
Chair

-------------------------

(a) Refers to the year the individual first became director of NCRIC Group, a governor of National Capital Reciprocal Insurance Company or a director of its attorney-in-fact.

(b) Includes shares of common stock held directly and by spouses or minor children and in trust and other indirect ownership, as well as shares owned under NCRIC, Inc.'s 401(k) plan.

(c)  Each nominee and director owns less than 1% of the shares outstanding.

Biographical Information

     Set forth below is certain information concerning the nominees and directors of NCRIC Group. Except as noted, all nominees and directors have held their present positions for at least five years.

     Nelson P. Trujillo, M.D. was a governor and Chair of the Board of National Capital Reciprocal Insurance Company from 1980 until its reorganization on December 31, 1998. Dr. Trujillo is currently President of Metropolitan Gastroenterology Group where he is a physician.

     R. Ray Pate, Jr. was the Treasurer of National Capital Reciprocal Insurance Company and President and Chief Executive Officer of National Capital Underwriters, Inc., attorney-in-fact for National Capital Reciprocal Insurance Company, from 1996 until the reorganization. From 1993 to 1995, Mr. Pate was Vice President, Hospital Division of FPIC, Inc., a medical professional liability insurance company.

         Vincent C. Burke, III has been a partner with the firm of Furey, Doolan & Abell, LLP since June 1, 1998. From April 1992 to May 1998, he was counsel to the law firm of Reed Smith Shaw & McClay. Mr. Burke's practice is in the areas of corporate, business, real estate and closely-held businesses. He practices in the District of Columbia and Maryland.

     Pamela W. Coleman, M.D. was a governor of National Capital Reciprocal Insurance Company from 1989 until the reorganization. Dr. Coleman is a urologist in private practice.

     Charles H. Epps, Jr., M.D. was the Chair of the Board of Directors of National Capital Underwriters, Inc. from 1980 until the reorganization. Currently, he is Special Assistant to the President for Health Affairs and Professor Emeritus, Orthopaedic Surgery at Howard University. Dr. Epps is past Vice President for Health Affairs and Dean Emeritus of Howard University College of Medicine. He has served as a delegate to the American Medical Association House of Delegates and a member of the AMA Council on Ethical and Judicial Affairs. In addition, he has been President of the American Orthopaedic Association, a governor of the American College of Surgeons and a member of the American Board of Orthopaedic Surgery.

     Leonard M. Glassman, M.D. was a Director of National Capital Underwriters, Inc. from 1993 until the reorganization. Dr. Glassman is a physician with Washington Radiology Associates, P.C. He is a past member of the Finance Committee of the Medical Society of the District of Columbia and was Chief of Radiology of Columbia Hospital for Women Medical Center from 1984 to 1999.

         J. Paul McNamara has been President and Chief Operating Officer of Sequoia National Bank/Sequoia BancShares, Inc. since 1988. From 1976 to 1988, Mr. McNamara was employed by the National Bank of Washington in several senior management positions.

         Leonard   Parver,  M.D. is the Chair of the Board of Directors of NCRIC
MSO, Inc. and has practiced medicine in Washington, D.C. for the past 22 years.

         Raymond Scalettar, M.D. was a Vice Chair of the Board of Directors of National Capital Underwriters, Inc. from 1980 until the reorganization. He is a founder of the Washington Internal Medicine Group, a health policy consultant, a past trustee and Chair of the Board of Directors of the AMA, and a past Commissioner and Senior Consultant to the Joint Commission on Accreditation of Healthcare Organizations.

         David M. Seitzman, M.D. was a member of the Board of Directors of National Capital Underwriters, Inc. from 1980 until the reorganization. Dr. Seitzman is now retired from the practice of medicine. He served on the boards of Blue Cross and Blue Shield of the National Capital Area and the Medical Society of the District of Columbia and served as President and co-founder of the Center for Ambulatory Surgery, Inc. Since 1993, Dr. Seitzman has been a trustee of portfolios of The 59 Wall Street Fund, Inc., which is advised by Brown Brothers Harriman & Co., one of NCRIC Inc.'s investment advisors.

Meetings and Committees of the Board of Directors

         The Board of Directors conducts its business through meetings of the Board and through activities of its committees. During the year ended December 31, 1998, the Board of Governors of National Capital Reciprocal Insurance Company held a total of five meetings. No director of NCRIC Group attended fewer than 75% of the total meetings of the Board of Governors and committees on which such director served during the year ended December 31, 1998.

          The Board has an Audit Committee and a Compensation Committee. The Board itself performs the functions of a nominating committee.

          The Audit Committee is comprised of Mr. Burke, Dr. Coleman and Dr. Seitzman. This committee recommends the firm to be appointed as independent accountants to audit financial statements, reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants NCRIC Group's year-end audit and considers the adequacy of NCRIC Group's internal accounting controls. The predecessor of this committee met four times in 1998.

          The Compensation Committee is comprised of Mr. Burke, Dr. Epps, Dr. Seitzman, and Dr. Trujillo. This committee reviews, and makes recommendations to the Board concerning, compensation and benefits policies and stock ownership programs, as well as the compensation of the chief executive officer. The committee administers the stock option plan and stock award plan. The predecessor of this committee met three times during 1998.

                   DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

Compensation of directors

          NCRIC Group pays cash compensation to each of its non-employee directors, other than the Chair, of $25,000 per year and pays its Chair $30,000 per year. Directors who are officers or employees of NCRIC Group receive no compensation for serving as directors. All directors are reimbursed for out-of-pocket expenses incurred in connection with attendance at any meeting of NCRIC Group's board of directors or any committee.

Executive officer compensation

         The following table sets forth information concerning compensation for 1998 for services rendered in all capacities awarded or paid by National Capital Reciprocal Insurance Company or its attorney-in-fact to its chief executive officer, the other named executive officers whose total salary and bonus equaled or exceeded $100,000 during the year ended December 31, 1998 and Ms. Crunk whose employment commenced in April 1998:

                           Summary Compensation Table

                                               Annual Compensation         All Other
  Names and Principal Position                 Salary        Bonus       Compensation

R. Ray Pate, Jr.                             $240,010      $75,000         $17,432
  President and Chief Executive
  Officer and Director

Stephen F. Fargis                              151,440      37,500          14,716
 Chief Operating Officer

Rebecca B. Crunk                                84,135      31,250             406
 Chief Financial Officer

William E. Burgess                             109,981      27,500          11,082
 Senior Vice President

          The bonus column consists of payments made under a board of directors-approved management incentive compensation plan. Incentive awards are based on meeting various performance targets set by the board of directors. The incentive awards were earned for 1998 and paid in January 1999.

          The all other compensation column consists of, in the case of Mr. Pate, a contribution of $14,400 by National Capital Reciprocal Insurance Company to Mr. Pate's Section 401(k) profit sharing plan account and $3,032 premium payments for individual and group term life insurance policies; in the case of Mr. Fargis, a $14,386 contribution by National Capital Reciprocal Insurance Company to Mr. Fargis' Section 401(k) profit sharing plan account and a $330 premium payment for a group term life insurance policy; in the case of Mr. Burgess, a $10,654 contribution by National Capital Reciprocal Insurance Company to Mr. Burgess' Section 401(k) profit sharing plan account and a $428 premium payment for a group term life insurance policy; and in the case of Ms. Crunk, a premium payment for a group term life insurance policy.

Employment Agreements

         R. Ray Pate, Jr. serves as the President and Chief Executive Officer of NCRIC Group under an employment agreement dated October 1, 1997 among National Capital Reciprocal Insurance Company, National Capital Underwriters, Inc. and Mr. Pate. Mr. Pate's employment agreement became the obligation of NCRIC, Inc. upon the merger of National Capital Underwriters, Inc. into NCRIC, Inc. in connection with the reorganization. Under the terms of his employment agreement, Mr. Pate is entitled to basic compensation of $240,000 per year and is reimbursed for all reasonable and proper business expenses incurred by him in the performance of his duties. The terms of the employment agreement also provide that Mr. Pate is entitled to:

     o participate in any retirement and/or pension plans or health and medical insurance plans offered to NCRIC, Inc.'s senior executives;

     o    receive an automobile allowance of $700 per month; and

     o    be covered by both term life insurance and disability insurance.

     The term of the employment agreement is five years commencing October 1, 1997. NCRIC, Inc. may terminate the employment agreement for cause or without cause, at any time. Any dispute as to whether NCRIC, Inc. had cause will be determined by arbitration. If NCRIC, Inc. terminates Mr. Pate's employment agreement without cause, Mr. Pate is entitled to receive, as severance pay, an amount equal to two years' basic compensation at the base compensation in effect on the date of the termination. The D.C. Commissioner of Insurance and Securities' order approving the reorganization required Mr. Pate's employment agreement to be amended to eliminate, for a two-year period, a provision which deemed a change of control to be a termination without cause. Mr. Pate may voluntarily terminate his employment provided that he gives twelve months' prior notice of his voluntary termination or pays liquidated damages equal to the amount of twelve months' basic compensation.

     National Capital Underwriters, Inc. entered into an employment agreement commencing December 1, 1997 with Stephen S. Fargis on substantially similar terms except that Mr. Fargis' employment agreement terminates November 30, 2000, provides for basic compensation of $150,000 per year and enables him to voluntarily terminate his employment on three months' prior notice. Mr. Fargis' employment agreement also became the obligation NCRIC, Inc. upon the merger of National Capital Underwriters, Inc. into NCRIC, Inc. in connection with the reorganization.

         NCRIC, Inc. entered into an employment agreement commencing January 1, 1999 with Rebecca B. Crunk on substantially similar terms to Mr. Pate's, except that Ms. Crunk's agreement terminates December 31, 2001, provides for basic compensation of $135,000 per year and enables her to voluntarily terminate her employment on three months' prior notice.

Loan for HealthCare Consulting acquisition

         On January 4, 1999, Sequoia National Bank loaned $2.2 million to NCRIC Group to partially finance the acquisition of HealthCare Consulting. J. Paul McNamara is a Director of NCRIC, A Mutual Holding Company and NCRIC Group and is President of Sequoia National Bank. The loan has been repaid.

                               EXECUTIVE OFFICERS

     The following table sets forth the ownership of NCRIC Group's outstanding shares by NCRIC Group's executive officers, as well as their ages:

                                                                     Shares of Common Stock
                        Name                       Age                 Beneficially Owned
                                                                     As of November 1, 1999 (a)(b)
         R. Ray Pate, Jr.                           39                          23,101
         Stephen F. Fargis                          40                           9,100
         Rebecca B. Crunk                           48                           5,259
         William E. Burgess                         44                           2,858

          (a) Includes shares held directly and by spouses or minor children and in trust and other indirect ownership, as well as shares owned under NCRIC, Inc.'s 401(k) plan.

          (b)  Each person owns less than 1% of the shares outstanding.

Biographical Information

         Stephen S. Fargis was Senior Vice President - Business Development of National Capital Reciprocal Insurance Company from November 1995 until the reorganization. He is also Chief Operating Officer of NCRIC, Inc. From 1990 to 1995, he was Vice President of The Virginia Insurance Reciprocal.

         Rebecca B. Crunk was Chief Financial Officer of National Capital Reciprocal Insurance Company from April 1998 until the reorganization. Ms. Crunk is a certified public accountant and is a member of the American Institute of Certified Public Accountants. From 1995 to 1998, she was Vice President, Treasurer and Controller of ReliaStar United Services Life Insurance Company. From 1985 to 1995, she was Senior Vice President and Controller of United Services Life Insurance Company.

         William E. Burgess was Senior Vice President - Claims and Risk Management of National Capital Reciprocal Insurance Company from August 1997 until the reorganization. From April 1997 to August 1997, he was Vice President
- Claims, Risk Management of National Capital Reciprocal Insurance Company and from 1993 to April 1997, he was Vice President - Claims, Risk Management and Underwriting of National Capital Reciprocal Insurance Company.

                              STOCKHOLDER PROPOSALS

     In order to be considered for inclusion in NCRIC Group's proxy statement for the annual meeting of stockholders to be held in 2000, all stockholder proposals must be submitted to the Secretary at NCRIC Group's offices at 1115 30th Street, N.W., Washington, D.C. 20007 on or before February 21, 2000.

                                     GENERAL

     The Board of Directors does not know of any other matters that are likely to be brought before the meeting. If any other matters properly come before the meeting or any adjournments, the persons named in the enclosed proxy card, or their substitutes, will vote the proxies accordance with their judgment on such matters.

     If a stockholder submits a signed proxy card withholding authority to vote for directors the shares represented will be included in determining the presence of a quorum. Shares not voted by brokers but represented at the meeting will also be counted in determining the presence of a quorum.

     The cost of soliciting proxies will be borne by the NCRIC Group. NCRIC Group will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of NCRIC Group common stock. In addition to solicitations by mail, directors, officers and regular employees of NCRIC Group may solicit proxies personally or by telegraph or telephone, without additional compensation.

     The Board of Directors of NCRIC Group has appointed Deloitte & Touche LLP as independent accountants for 1999. A representative of Deloitte & Touche LLP will be present at the meeting, will have the opportunity to make a statement if desired and will be available to respond to appropriate questions.

November 23, 1999

                                 REVOCABLE PROXY
                                NCRIC Group, Inc.

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                         Annual Meeting of Stockholders
                                December 14, 1999

     The undersigned appoints R. Ray Pate, Jr. and Nelson R. Trujillo, M.D., and each of them, with full powers of substitution, as proxies to vote all shares of the undersigned in NCRIC Group, Inc. at the Annual Meeting of Stockholders to be held on December 14, 1999, at 4:30 p.m. and at any and all adjournments, in the manner set forth herein.

1. To elect as directors the nominees listed below (except as indicated to the contrary below):


              [   ] For      [   ] Withhold      [   ]  For All Except



Pamela W. Coleman, M.D., J. Paul McNamara and Vincent C. Burke, III

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

    Such proxies are authorized to vote in their discretion on any other business that may properly come before the meeting or any adjournments.

    The Board of Directors recommends a vote "FOR" the above listed Nominees.

  THIS SIGNED PROXY CARD WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY CARD WILL BE VOTED FOR THE NOMINEES LISTED.

  Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.


  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

                   I PLAN TO ATTEND THE MEETING. [ ]



                    ________________________________________
                                      Date

                    _________________________________________
                             Stockholder sign above

                    _________________________________________
                          Co-holder (if any) sign above





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    Detach above card, date, sign and mail in postage-paid envelope provided.

                                NCRIC Group, Inc.

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|              PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD            |
|                 PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.              |
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